Exhibit 5.2

[Letterhead of Kirkland & Ellis LLP]

Safe Bulkers, Inc.

32 Avenue Karamanli

P.O. Box 70837

16605 Voula

Athens, Greece

April 5, 2013

Re:      Safe Bulkers, Inc.: Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as special United States counsel for Safe Bulkers, Inc., a Marshall Islands corporation (the “Company”), in connection with the filing of the registration statement on Form F-3 on or about the date hereof (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), with respect to the registration of (i) common stock of the Company, including preferred stock purchase rights (the “Rights”), par value $0.001 per share, (ii) preferred stock of the Company, par value $0.01 per share, (iii) equity warrants of the Company (the “Warrants”), (iv) equity subscription rights of the Company (the “Subscription Rights”), and (v) senior or subordinated debt securities, which may be secured or unsecured, in one or more series (the “Debt Securities”), to be issued under the form of indenture filed as exhibit to the Registration Statement (the “Indenture”) which will be entered into with one or more trustees (the “Trustee”); and, together with the securities specified in clauses (i) through (iv) above, the “Securities”), with an aggregate initial offering price not to exceed $300,000,000.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and the exhibits thereto and such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including, without limitation, (i) the Stockholders Rights Agreement (the “Stockholder Rights Agreement”) made and entered into as of May 14, 2008 by and between the Company and American Stock Transfer & Trust Company, as Rights Agent; and (ii) the Indenture.

Based on the foregoing and subject to the qualifications set forth herein and in the Registration Statement, we are of the opinion as follows:

1.       Assuming that under the laws of the Republic of the Marshall Islands, the Stockholder Rights Agreement has been duly authorized, validly executed and delivered by the Company, (i) the Stockholders Rights Agreement constitutes a binding agreement of the Company, and (ii) the Rights, when duly issued, executed, countersigned, registered and delivered in accordance with the provisions of the Stockholders Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.       With respect to the Debt Securities to be issued in one or more series under the Indenture to be entered into by the Company and the “Trustee”, when (a) the Trustee has duly executed and delivered the Indenture, (b) the Indenture has been duly authorized and validly executed and delivered by the Company to the Trustee, (c) the Board of Directors of the Company (the “Board”) has taken all necessary corporate action to approve the due and valid issuance and terms of a particular series of Debt Securities, the terms of the offering thereof and related matters and (d) such Debt Securities have been duly executed, countersigned, registered and delivered in accordance with the provisions of the Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.       With respect to the Warrants to be issued in one or more series under a warrant agreement (the “Warrant Agreement”) to be entered into by the Company and a warrant agent (the “Warrant Agent”), when (a) the Warrant Agent has duly executed and delivered the Warrant Agreement, (b) the Warrant Agreement has been duly authorized and validly executed and delivered by the Company to the Warrant Agent, (c) the Board has taken all necessary corporate action to approve the due and valid issuance and terms of a particular series of Warrants, the terms of the offering thereof and related matters and (d) such Warrants have been duly executed, countersigned, registered and delivered in accordance with the provisions of the Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.       With respect to the Subscription Rights to be issued in one or more series under a rights agreement (the “Rights Agreement”) to be entered into by the Company and a rights agent (the “Rights Agent”), when (a) the Rights Agent has duly executed and delivered the Rights Agreement, (b) the Rights Agreement has been duly authorized and validly executed and delivered by the Company to the Rights Agent, (c) the Board has taken all necessary corporate action to approve the due and valid issuance and terms of a particular series of Subscription Rights, the terms of the offering thereof and related matters and (d) such Subscription Rights have been duly executed and delivered in accordance with the provisions of the Rights Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, such Subscription Rights will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

We express no opinion with respect to compliance with, or the application or effect of, any laws or regulations relating to admiralty or the ownership or operation of shipping vessels to which the Company or any of its subsidiaries is subject or the necessity of any authorization, approval or action by, or any notice to, consent of, order of, or filing with, any governmental authority, pursuant to any such laws or regulations.

We express no opinion herein as to any provision that (a) relates to the subject matter jurisdiction of any Federal court of the United States of America, or any Federal appellate court, to adjudicate any controversy related thereto, (b) contains a waiver of an inconvenient forum, (c) relates to the waiver of rights to jury trial or (d) provides for indemnification, contribution or limitations on liability. We also express no opinion as to (i) the enforceability of any provisions to the extent that such provisions constitute a waiver of illegality as a defense to performance of contract obligations or any other defense to performance which cannot, as a matter of law, be effectively waived or (ii) whether a state court outside the State of New York or a Federal court of the United States would give effect to the choice of New York law.

We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York. In particular, we do not purport to pass on any matter governed by the laws of the Republic of the Marshall Islands. With respect to all matters of Marshall Islands law, we note that you are being provided with the opinion, dated the date hereof, of Cozen O’Connor (New York), special counsel on Marshall Islands law to the Company.

We did not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states. We undertake no responsibility to update or supplement this opinion in response to changes in law or future events or circumstances or otherwise. We have assumed that the laws of the State of New York will govern the Indenture, the Warrant Agreement, the Rights Agreement and the Securities issued pursuant thereto.

Each opinion with respect to Securities or documents being “binding and enforceable” is subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

This opinion is being furnished in accordance with the requirements of Item 601 of Regulation S-K promulgated under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this opinion in the Registration Statement in the section “Legal Matters” In giving this consent, we do not thereby admit that we are “experts” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Kirkland & Ellis LLP